As filed with the Securities and Exchange Commission on September 4, 2015

File No. 001-36900

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 5

to

Form 10

General Form for Registration of Securities

Pursuant to Section 12(b) or (g) of

The Securities Exchange Act of 1934

MSG Spinco, Inc.*

(Exact Name of Registrant as Specified in its Charter)

Delaware	47-3373056
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

Two Pennsylvania Plaza New York, NY	10121
(Address of Principal Executive Offices)	(Zip Code)

(212) 465-6000

(Registrant’s telephone number, including area code)

Securities to be Registered Pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Class A Common Stock, par value $.01 per share	New York Stock Exchange

Securities to be Registered Pursuant to Section 12(g) of the Act:

None

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-Accelerated Filer	☒ (Do not check if smaller reporting company)	Smaller reporting company	☐

*	The registrant is currently named MSG Spinco, Inc. The registrant plans to change its name following the effective date of this registration statement to The Madison Square Garden Company.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN ITEMS OF FORM 10

AND THE ATTACHED INFORMATION STATEMENT.

Item 1.	Business

The information required by this item is contained under the sections “Summary,” “Business,” “Available Information” and “Combined Financial Statements” of this information statement. Those sections are incorporated herein by reference.

Item 1A.	Risk Factors

The information required by this item is contained under the section “Risk Factors.” That section is incorporated herein by reference.

Item 2.	Financial Information

The information required by this item is contained under the sections “Summary,” “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of this information statement. Those sections are incorporated herein by reference.

Item 3.	Properties

The information required by this item is contained under the section “Business — Properties” of this information statement. That section is incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management

The information required by this item is contained under the sections “Summary” and “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” of this information statement. Those sections are incorporated herein by reference.

Item 5.	Directors and Executive Officers

The information required by this item is contained under the section “Corporate Governance and Management” of this information statement. That section is incorporated herein by reference.

Item 6.	Executive Compensation

The information required by this item is contained under the section “Executive Compensation” of this information statement. That section is incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions

The information required by this item is contained under the sections “Certain Relationships and Related Party Transactions” and “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” of this information statement. Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings

The information required by this item is contained under the section “Business — Legal Proceedings” of this information statement. That section is incorporated herein by reference.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

The information required by this item is contained under the sections “Risk Factors,” “The Distribution,” “Dividend Policy,” “Business,” “Corporate Governance and Management,” “Shares Eligible for Future Sale” and “Description of Capital Stock” of this information statement. Those sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities

On March 4, 2015, MSG Spinco, Inc. was incorporated in the State of Delaware. On March 27, 2015, MSG Holdings, L.P., an indirect subsidiary of The Madison Square Garden Company, acquired 100 uncertificated shares of common stock of MSG Spinco, Inc. for $100.

Item 11.	Description of Registrant’s Securities to be Registered

The information required by this item is contained under the sections “The Distribution” and “Description of Capital Stock” of this information statement. Those sections are incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers

The information required by this item is contained under the section “Indemnification of Directors and Officers” of this information statement. That section is incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data

The information required by this item is contained under the sections “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Combined Financial Statements” of this information statement. Those sections are incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 15.	Financial Statements and Exhibits

(a)	Financial Statements

The information required by this item is contained under the section “Combined Financial Statements” beginning on page F-1 of this information statement. That section is incorporated herein by reference.

(b)	Exhibits

The following documents are filed as exhibits hereto:

Exhibit	Description

2.1	Form of Distribution Agreement between The Madison Square Garden Company and MSG Spinco, Inc.ii

2.2	Form of Contribution Agreement between The Madison Square Garden Company, MSG Holdings, L.P. and MSG Spinco, Inc.ii

3.1	Certificate of Incorporation of MSG Spinco, Inc.[i]

3.2	Form of Amended and Restated Certificate of Incorporation (as in effect immediately prior to Distribution) of MSG Spinco, Inc.ii

Exhibit	Description

3.3	By-laws of MSG Spinco, Inc.[i]

3.4	Form of Amended By-Laws (as in effect immediately prior to Distribution) of MSG Spinco, Inc.ii

3.5	Form of Registration Rights Agreement by and among MSG Spinco, Inc. and The Charles F. Dolan Children Trusts.ii

3.6	Form of Registration Rights Agreement by and among MSG Spinco, Inc. and The Dolan Family Affiliates.ii

3.7	Form of Transfer Consent Agreement with the NBA.

3.8	Form of Transfer Consent Agreement with the NHL.

8.1	Form of Tax Opinion of Sullivan & Cromwell LLP.

10.1	Form of Transition Services Agreement between MSG Spinco, Inc. and The Madison Square Garden Company.ii

10.2	Form of Tax Disaffiliation Agreement between The Madison Square Garden Company and MSG Spinco, Inc.ii

10.3	Form of Employee Matters Agreement between The Madison Square Garden Company and MSG Spinco, Inc.ii

10.4	Form of MSG Spinco, Inc. 2015 Employee Stock Plan.ii

10.5	Form of MSG Spinco, Inc. 2015 Cash Incentive Plan.ii

10.6	Form of MSG Spinco, Inc. 2015 Stock Plan for Non-Employee Directors.ii

10.7	Form of Standstill Agreement between MSG Spinco, Inc. and The Dolan Family Group.ii

10.8	Form of Indemnification Agreement between MSG Spinco, Inc. and its Directors and Executive Officers.ii

10.9	Form of MSG Spinco, Inc. Non-Employee Director Award Agreement.ii

10.10	Form of MSG Spinco, Inc. Restricted Stock Units Agreement.ii

10.11	Form of MSG Spinco, Inc. Performance Restricted Stock Units Agreement.ii

10.12	Form of MSG Spinco, Inc. Restricted Stock Units Agreement in respect of The Madison Square Garden Company Restricted Stock Units granted prior to July 2015.ii

10.13	Form of MSG Spinco, Inc. Option Agreement in respect of The Madison Square Garden Company Options.ii

10.14	Lease Agreement, between RCPI Trust and Radio City Productions LLC, relating to Radio City Music Hall, dated December 4, 1997.+ii

10.15	First Amendment to Lease Agreement, dated December 4, 1997, between RCPI Trust and Radio City Productions LLC, dated February 19, 1999.ii

10.16	Second Amendment to Lease Agreement, dated December 4, 1997, between RCPI Landmark Properties, L.L.C. and Radio City Productions LLC, dated November 6, 2002.+ii

10.17	Third Amendment to Lease Agreement, dated December 4, 1997, between RCPI Landmark Properties, L.L.C. and Radio City Productions LLC, dated August 14, 2008.+ii

10.18	Fourth Amendment to Lease Agreement, dated December 4, 1997, between RCPI Landmark Properties, L.L.C. and Radio City Productions LLC, dated January 24, 2011.+ii

10.19	Form of Guaranty of Lease between MSG Sports & Entertainment, LLC and RCPI Landmark Properties, L.L.C.+ii

Exhibit	Description

10.20	Formation, Contribution and Investment Agreement, dated as of August 30, 2013 among MSG Holdings, L.P., Entertainment Ventures, LLC, Azoff Music Management LLC, and, for certain purposes, Irving Azoff and Irving Azoff and Rochelle Azoff, as Co-Trustees of the Azoff Family Trust of 1997, dated May 27, 1997, as amended, as assigned to MSG Spinco, Inc.ii

10.21	Employment Agreement, dated June 29, 2015, between The Madison Square Garden Company and David O’Connor, as assigned to MSG Spinco, Inc.iii

10.22	Employment Agreement, dated April 30, 2015, between The Madison Square Garden Company and Donna Coleman, as assigned to MSG Spinco, Inc.iii

10.23	Employment Agreement, dated August 21, 2012, between The Madison Square Garden Company and Joseph F. Yospe, as assigned to MSG Spinco, Inc.iii

10.24	Time Sharing Agreement, dated February 9, 2010, between The Madison Square Garden Company (formerly Madison Square Garden, Inc.) and Dolan Family Office, LLC.iii

10.25	Form of Amendment to Time Sharing Agreement, dated February 9, 2010, between The Madison Square Garden Company (formerly Madison Square Garden, Inc.) and Dolan Family Office, LLC.iii

10.26	Form of Assignment and Assumption Agreement to assign the Time Sharing Agreement, dated February 9, 2010 and as amended on [●], 2015, between The Madison Square Garden Company (formerly Madison Square Garden, Inc.) and Dolan Family Office, LLC, from The Madison Square Garden Company to MSG Sports & Entertainment, LLC.iii

10.27	Form of Time Sharing Agreement between MSG Holdings, L.P. and Dolan Family Office, LLC.iii

10.28	Form of Assignment and Assumption Agreement to assign the Time Sharing Agreement, dated [●], 2015, between MSG Holdings, L.P. and Dolan Family Office, LLC, from MSG Holdings, L.P. to MSG Sports & Entertainment, LLC.iii

10.29	Form of Employment Agreement between MSG Spinco, Inc. and Lawrence J. Burian.

10.30	Form of Equity Administration Agreement between AMC Networks Inc. and MSG Spinco, Inc.

10.31	Form of Equity Administration Agreement between Cablevision Systems Corporation and MSG Spinco, Inc.

21.1	Subsidiaries of the Registrant.iii

99.1	Preliminary Information Statement dated September 4, 2015.

[i]	Previously filed on March 27, 2015.
ii	Previously filed on July 24, 2015.
iii	Previously filed on August 21, 2015.
+	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MSG Spinco, Inc.

By	/s/ Donna Coleman
Name:	Donna Coleman
Title:	Interim Chief Financial Officer

Dated: September 4, 2015